UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   January 23, 2008

 IELEMENT CORPORATION
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-29331	76-0270295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 279, Lyndeborough, New Hampshire, 03082 ____________
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (603) 654-2488

17194 Preston Road, Suite 102, PMB 341, Dallas, TX  75248
             ________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

The following sets forth certain sales of unregistered securities since the Company's last periodic report.

On January 22, 2008 the Company issued a total of 3,173,612 post split (50,777,778 pre-split) shares of its common stock to the below recipients in exchange for the release of indebtedness in the total amount of $203,111.  The indebtedness was converted to shares of common stock at per share price of $0.004 pre split as adjusted to $.064 post split.  The shares were issued in reliance on Section 3(9) of the Securities Act of 1933.

David S. Eichholz – 312,500 shares
Elizabeth H. Eichholz – 50,000 shares
Daniel A. Eichholz – 53,125 shares
Gail B. Eichholz – 43,750 shares
Greg Hirsch – 62,500 shares
Brent J. Savage – 625,000 shares
Joseph N. Bell, Jr. – 62,500 shares
Chuck Palefsky – 187,500 shares
Daniel Nagelberg – 150,000 shares
Neal Johnson – 312,500 shares
Ron Coutu – 62,500 shares
Benjamin S. Eichholz, as agent – 256,250 shares
Jackqueline German – 9,375 shares
Benjamin S. Eichholz – 546,875 shares
Laurence B. Straus – 156,250 shares
Robert R. Rowley – 234,375 shares
GDBC, Inc. – 204,862

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IELEMENT CORPORATION

Date: January 30, 2008	By:	/s/Susan Pursel
Name:Susan Pursel
Title: Chief Executive Officer